Exhibit 99.1

Fate Therapeutics Announces Proposed Public Offering of Common Stock

SAN DIEGO, Sept. 11, 2019 (GLOBE NEWSWIRE) — Fate Therapeutics, Inc. (the “Company” or “Fate Therapeutics”) (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, today announced that it has commenced an underwritten public offering of its common stock. Fate Therapeutics intends to use the net proceeds from the offering to fund clinical trials and nonclinical studies, the manufacture of its clinical product candidates, the expansion of its cGMP compliant manufacturing operations, the conduct of preclinical research and development, and for general corporate purposes. All shares of common stock to be sold in the offering will be offered by Fate Therapeutics. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Jefferies and Citigroup are acting as joint book-running managers for the offering.

The securities described above are being offered by Fate Therapeutics pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-228513) that was previously filed by Fate Therapeutics with the Securities and Exchange Commission (the “SEC”) and automatically became effective upon filing on November 21, 2018.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus can be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by e-mail at prospectus_department@jefferies.com or by telephone at (877) 821-7388; or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company has established a leadership position in the clinical development and manufacture of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology product candidates include natural killer (NK) cell and T-cell cancer immunotherapies, which are designed to synergize with well-established cancer therapies, including immune checkpoint inhibitors and monoclonal antibodies, and to target tumor-associated antigens with chimeric antigen receptors (CARs). The Company’s immuno-regulatory product candidates include ProTmune™, a pharmacologically modulated, donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fate Therapeutics’ expectations with respect to its proposed offering and its intended use of proceeds from the offering. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Fate Therapeutics’ business, including those described in the Company’s periodic filings with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Fate Therapeutics can be found under the heading “Risk Factors” in Fate Therapeutics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2018, its quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof, each available on the SEC’s website at www.sec.gov. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:
Christina Tartaglia
Stern Investor Relations, Inc. 212.362.1200 christina@sternir.com